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                                                               EXHIBIT NO. 99.10


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 2-96738 on Form N-1A of our report dated February 2, 2001, on the financial statements and financial highlights of MFS Government Limited Maturity Fund, included in the 2000 Annual Report to Shareholders.

                                                ERNST & YOUNG LLP
                                                -------------------------
                                                Ernst & Young LLP

Boston, Massachusetts
April 26, 2001